Exhibit 2

JOINT FILING AND GROUP AGREEMENT

This Joint Filing and Group Agreement (this “Agreement”) is made and entered into as of November 3, 2015, by and among (1) Philadelphia Financial Management of San Francisco, LLC; Boathouse Row I, L.P.; Boathouse Row II, L.P.; Boathouse Row Offshore Ltd.; OC 532 Offshore Ltd.; Justin Hughes and Jordan Hymowitz (collectively, “PFM”) and (2) Voce Capital LLC, Voce Capital Management LLC and J. Daniel Plants (collectively, “Voce” and with PFM, each a “Party” to this Agreement, and together, the “Parties” or the “Group”).

WHEREAS, each of the Parties is a stockholder, direct or beneficial, of Investment Technology Group, Inc., a Delaware corporation (the “Company”);

WHEREAS, certain of the Parties are party to the Cooperation Agreement, dated April 8, 2015, with the Company (the “Cooperation Agreement”); and

WHEREAS, the Parties are forming the Group for the purpose of (i) engaging in private discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value, corporate governance, including board composition, and related matters, (ii) taking all other action with respect to the foregoing and (iii) taking any other actions the Group determines to undertake in connection with the Parties’ respective investments in the Company, all to the extent permitted by the Cooperation Agreement.

NOW, IT IS AGREED, by the Parties hereto:

1.                  In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Securities (as defined below) of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. As used herein, “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

2.                  So long as this Agreement is in effect, each of the undersigned shall provide written notice to Cole-Frieman & Mallon (“Cole-Frieman”) and Schulte Roth & Zabel LLP (“Schulte”), such notice to be given no later than 24 hours after each such transaction, of (i) any of their purchases or sales of Securities, or (ii) any Securities over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over Securities if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least 24 hours prior written notice; provided, further, that neither Party shall buy, or increase any beneficial ownership over, any Securities if, as a result of such action, the Group would beneficially own more than 9.9% of the Company’s Common Stock without the prior consent of the other Party. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.                  Each of the undersigned agrees to form the Group for the purpose of (i) engaging in private discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value, corporate governance, including board composition, and related matters, (ii) taking all other action with respect to the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company, all to the extent permitted by the Cooperation Agreement. Each Party agrees to comply with the terms of the Cooperation Agreement.

4.                  PFM and Voce shall have the right to pre-approve all expenses and costs (including all legal fees) incurred in connection with the Group’s activities (the “Expenses”) and each of PFM and Voce agrees to pay its pro rata portion of all such pre-approved Expenses based on the number of shares in the aggregate beneficially owned by each Party. The pro rata distribution shall be adjusted each month based on each Party’s respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by PFM and Voce in proportion to the Expenses paid pursuant to this Section 4.

5.                  Each of the Parties hereto agrees that any SEC filing, press release, Company communication or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed jointly by all the members of the Group, and each member of the Group shall be provided notice of and a reasonable opportunity to review and comment upon any SEC filing, press release, Company communication, shareholder communication, or any proposed agreement or negotiating position with respect to the Company. Should any disagreement arise that cannot be resolved between any of the members of the Group concerning decisions to be made or actions to be taken or statements to be made in connection with the Group’s activities, any dissatisfied member shall have a 24-hour opportunity to withdraw from the Group prior to making further public or private communications on behalf of the Group. In the absence of disagreement, all members of the Group shall have joint discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group.

6.                  The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.                  In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware.

9.                  Any party hereto may terminate its membership in the Group, and its rights and obligations under this Agreement, on 24 hours’ prior written notice to all other Parties, with a copy by fax to Karl Cole-Frieman at Cole-Frieman, Fax No. (646) 619-4800 and Marc Weingarten at Schulte, Fax No. (212) 593-5955.

10.              Each of the undersigned Parties hereby agrees that Cole-Frieman shall act as counsel for PFM and Schulte shall act as counsel for Voce. Cole-Frieman and Schulte shall act jointly as co-counsel for the Group, with Schulte assuming primary drafting responsibilities in connection with work relating to the Group’s activities set forth in Section 3.

11.              Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

PHILADELPHIA FINANCIAL MANAGEMENT OF SAN FRANCISCO, LLC
By:
Name: Rachael Clarke
Title: Chief Compliance Officer

BOATHOUSE ROW I, L.P.

By:
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia
Financial Management of San Francisco, LLC

BOATHOUSE ROW II, L.P.

By:
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia
Financial Management of San Francisco, LLC

BOATHOUSE ROW OFFSHORE LTD.

By:
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia
Financial Management of San Francisco, LLC

OC 532 OFFSHORE LTD.

By:
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia
Financial Management of San Francisco, LLC

JUSTIN HUGHES

By:
Name: Justin Hughes

JORDAN HYMOWITZ

By:
Name: Jordan Hymowitz

VOCE CAPITAL MANAGEMENT LLC

By:	Voce Capital LLC
Managing Member

By:
Name: J. Daniel Plants
Title: Managing Member

VOCE CAPITAL LLC

By:
Name: J. Daniel Plants
Title: Managing Member

J. DANIEL PLANTS

By:
Name: J. Daniel Plants